UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 MATERIAL DEFINITIVE AGREEMENTS

On November 8, 2016, LiqTech International, Inc., a Nevada corporation (the “Company”), entered into a joint venture agreement (the “JV Agreement”) with Hunan Yonker Water Co., Ltd. (“HYW”), pursuant to which the Company and HYW agreed to set up a joint venture company in China relating to filtration systems based on the Company’s Silicon Carbide Membrane technology used in water and wastewater treatment for industrial municipal facilities.

On November 8, 2016, Hunan Yonker Investment Group Co., Ltd (“Hunan Yonker”) and the Company entered into an agreement (the “Investment Agreement”) pursuant to which Hunan Yonker agreed to purchase 4,000,000 shares of common stock of the Company at $1.00 per share (the “Shares”). The closing of the purchase of the Shares is subject to receipt of all US and China government approvals. Such approvals are expected to be received by February 28, 2017.

The foregoing is a summary description of certain terms of each of the JV Agreement and the Investment Agreement, by its nature, is incomplete, and is qualified in its entirety by reference to the full text of each of the JV Agreement and the Investment Agreement, attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 herein is incorporated by reference to this Item 3.02.The Shares are being offered under the exemption from registration afforded under Regulation S of the Securities Act of 1933, as amended (the “Act”), as the recipient of the Shares is not a US Person under the Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
Exhibit 10.1	Contract for Yonker-Liqtech Equity Joint Venture by and between LiqTech International, Inc., and Hunan Yonker Water Co., Ltd., dated November 8, 2016	Provided herewith
Exhibit 10.2	Agreement for the Purchase of Common Stock in LiqTech International, Inc., by and between Hunan Yonker Investment Group Co., Ltd, dated November 8, 2016	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: November 14, 2016	/s/Soren Degn
Soren Degn
Chief Financial Officer